Exhibit 99.1

American Oncology Network, a Rapidly Growing Network of Community-Based Oncology Practices, to go Public through Business Combination with Digital Transformation Opportunities Corp.

•	American Oncology Network (AON) is a rapidly growing network of community-based oncology practices
•	The proposed transaction values the combined company at a pro forma enterprise value of approximately $500 million

FORT MYERS, Fla. & LOS ANGELES, Calif.—(BUSINESS WIRE)—American Oncology Network (“AON” or the “Company”), a rapidly growing network of community-based oncology practices, and Digital Transformation Opportunities Corp. (Nasdaq: DTOC) (“DTOC”), a special purpose acquisition company focused on the healthcare industry, today announced that they have entered into a definitive business combination agreement pursuant to which AON will become a public company (the “Business Combination”). Upon completion of the Business Combination, the combined company expects to be listed on Nasdaq.

Headquartered in Fort Myers, Florida, AON has grown significantly since it commenced operations in late 2018. The Company’s robust platform provides oncology practices with comprehensive support, access to revenue-diversifying adjacent services, and practice management expertise to empower physicians to make cancer care better. AON offers an innovative model of physician-led, community-based oncology management. With access to care-enhancing patient services (such as a centralized specialty pharmacy, diagnostics, pathology, as well as a fully integrated technology platform anchored by an oncology-specific electronic medical record system), a care management team and a variety of financial assistance programs, an alliance with AON ensures that patients’ experiences will be at the very pinnacle of cancer care today.

AON commenced operations in September 2018 and was founded by a senior leadership team who previously worked together and who have deep sector expertise within oncology. Since 2019, AON has generated compounded annual revenue growth of more than 60% through June 2022 and now generates more than $1 billion in annual revenue and operates profitably. AON’s platform currently includes 107 physicians and 24 practices across 71 locations in 18 states.

AON is well-positioned to continue growing driven by: (i) a fragmented and growing oncology industry with oncology medicine spend forecasted to grow at a 12% long-term CAGR, according to BCC Research; (ii) the ability to support the growth of AON’s physician partners through scaling ancillary services, such as clinical trials and dispensing of over 99% of oral oncolytics through AON’s specialty pharmacy, and introducing new service offerings; (iii) expanding AON’s existing service offering to address the broader oncology market; and (iv) growing the number of physician partners within AON’s network through both organic growth at existing practices as well as adding new practices.

Upon the closing of the Business Combination, AON’s senior leadership team will continue to serve in their current roles. The combined company will be led by AON’s Chief Executive Officer Todd Schonherz, President and Chief Development Officer Brad Prechtl, Chief Financial Officer David Gould, and Chief Medical Officer Dr. Fred Divers. AON’s existing board, which is composed of practicing medical oncologists, is expected to remain in place and will be joined by additional members affiliated with DTOC.

Management and Board of Directors’ Comments

Todd Schonherz, AON CEO stated: “This transaction represents the next step in AON’s journey to become the leading platform for community-based oncology practices. Since launching the AON platform in 2018, we’ve been able to drive consistently strong growth by providing our physician partners with a strong suite of practice management tools and ancillary services as well as access to the financial benefits associated with being integrated with a scaled platform. We are excited to use the growth capital and partnership with the DTOC team to continue investing in technology and services that will support our physician partners and enhance the value proposition of AON.”

Kevin Nazemi, DTOC CEO stated: “We are excited to partner with AON and believe that the Company is well-positioned to continue to build on its strong growth track record. We look forward to supporting AON as it continues to bring its services to more physician partnerships. We launched DTOC with the commitment to our investors to partner with a high growth platform that was leveraging technology to drive improvement within the healthcare industry and we couldn’t be more excited to fulfill that commitment today through our partnership with AON.”

Dr. Stephen “Fred” Divers, AON Chief Medical Officer added: “AON was founded with the mission of providing community-based oncology practices with a platform that can support robust practice growth and deliver patient-centric care. We believe that the DTOC partnership will further enhance AON’s platform, allowing our physician partners to continue growing and thriving as part of our network. We look forward to continuing to grow our network of physician partners and supporting them with our physician practice management platform.”

Details of the Business Combination

Under the terms of the definitive business combination agreement, the proposed Business Combination values the combined company at a pro forma enterprise value of approximately $500 million. Existing AON equity holders will roll 100% of their equity in AON. DTOC’s sponsor has agreed to subject its shares in the combined company to lock-up restrictions and various earnout thresholds.

The proposed Business Combination, which has been approved by DTOC’s board of directors and AON’s board of managers and members, is expected to close in the first half of 2023. The closing of the proposed Business Combination is subject to approval by DTOC’s stockholders and other customary closing conditions, including any applicable regulatory approvals.

The description of the proposed Business Combination contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the Business Combination, a copy of which will be filed by DTOC with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K, which can be accessed through the SEC’s website at www.sec.gov.

Advisors

Paul Hastings LLP is serving as legal advisor to DTOC. Woolery & Co. PLLC and Dentons US LLP are serving as legal advisors to AON.

About AON

The American Oncology Network, LLC (AON) is an alliance of physicians and seasoned healthcare leaders partnering to ensure the long-term success of community oncology. Launched in 2018, the rapidly expanding AON network represents 107 physicians practicing across 18 states. The executive management team of AON encompasses members with an average of more than three decades of oncology practice management experience, enabling physicians to focus on what matters most — providing the highest quality care for patients. Learn more at www.aoncology.com.

About DTOC

Digital Transformation Opportunities Corp. is a blank check company, led by Kevin Nazemi, former Co-Founder and Co-CEO of Oscar Health, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. DTOC’s Board of Directors includes Kevin Nazemi, Brad Fluegel (former Chief Strategy Officer of Walgreens and Anthem), Jim Moffatt (Former Vice Chairman and Global CEO of Deloitte Consulting), and Heather Zynczak (Former Chief Marketing Officer of Pluralsight and Domo). DTOC is focused on businesses operating in the healthcare industry. To learn more about Digital Transformation Opportunities Corp., visit www.dtocorp.com.

Important Information about the Transaction and Where to Find It

In connection with the proposed Business Combination, DTOC intends to file with the SEC a proxy statement, which will be mailed (if and when available) to all DTOC stockholders once definitive (the “Proxy Statement”), which will be distributed to holders of shares of DTOC common stock in connection with DTOC’s solicitation of proxies for the vote by DTOC stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. DTOC STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DTOC, AON AND THE PROPOSED BUSINESS COMBINATION. This press release does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. When available, the Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of DTOC as of a record date to be established for voting on the proposed Business Combination. DTOC stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

DTOC and its directors and executive officers may be deemed participants in the solicitation of proxies from DTOC’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in DTOC is contained in DTOC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 13, 2022 and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed Business Combination.

AON and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of DTOC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the Proxy Statement for the proposed Business Combination.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of DTOC or AON. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DTOC and its management, and AON and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond DTOC’s and AON’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) DTOC’s ability to complete the Business Combination and to raise additional capital; (2) the outcome of any legal proceedings that may be instituted against DTOC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of DTOC, to obtain financing to complete the Business Combination, or to satisfy other conditions to closing; (4) the amount of redemption requests made by DTOC’s public stockholders; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of AON as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that AON or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) AON’s estimates of expenses and profitability; (13) the failure to realize anticipated pro forma results or projections and underlying assumptions; and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in DTOC’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 13, 2022 and DTOC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 17, 2022, in the Proxy Statement relating to the Business Combination to be filed with the SEC, and in subsequent filings with the SEC. DTOC and AON caution that the foregoing list of factors is not exclusive or exhaustive and investors should not place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or DTOC’s or AON’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DTOC nor AON presently know or that DTOC and AON currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DTOC’s and AON’s expectations, plans or forecasts of future events and views as of the date of this communication. DTOC and AON anticipate that subsequent events and developments will cause DTOC’s and AON’s assessments to change. However, while DTOC may elect to update these forward-looking statements at some point in the future, DTOC and AON specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing DTOC’s or AON’s assessments as of any date subsequent to the date of this communication. Neither DTOC nor AON gives any assurance that AON or DTOC will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

References to Websites in this Press Release

The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Contacts

For AON:

David Gould, Chief Financial Officer

David.Gould@aoncology.com

For DTOC:

Kyle Francis, Chief Financial Officer

kyle@dtocorp.com